Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-213818, 333-216718, 333-223383, 333-230027, 333-238909, and 333-256631 on Form S-8 of our reports dated May 26, 2022, relating to the financial statements of e.l.f. Beauty, Inc. and the effectiveness of e.l.f. Beauty, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended March 31, 2022.

/s/ DELOITTE & TOUCHE LLP

San Francisco, CA

May 26, 2022